Exhibit 13.2

Certification of Concern Controller Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Triple P N.V. (the “Company”) for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter Blokhuis, as Concern Controller of the Company,hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter Blokhuis

Peter Blokhuis
Name: Peter Blokhuis
Title: Concern Controller
Date: June 3, 2005